                                                                 Exhibit 3.67(b)


                              AMENDED AND RESTATED
                              OPERATING AGREEMENT
                                      FOR
                             ENERGY RESOURCES, LLC


     This is an Amended and Restated Operating Agreement dated as of January 4, 1999, between Coal Ventures Holding Company, Inc., Harold Sergent and any Person who subsequently becomes a member of the Company, as reflected on any Amendment to Annex A to this Agreement (each a "Member" and collectively, the "Members").

                             Article 1 - Formation
                                         ---------

     The Members have formed a limited liability company (the "Company") pursuant to the Georgia Limited Liability Company Act, effective as of the filing of the Company's Articles of Organization with the Georgia Secretary of State. The Members hereby ratify and approve the filing of the Company's Articles of Organization, the receipt of the form of which each Member hereby acknowledges. The Manager shall from time to time execute or cause to be executed all such certificates or other documents or cause to be done all such filing, recording, publishing or other acts as may be necessary or appropriate to comply with the requirements for the formation and operation of a limited liability company under the Act. The rights and duties of the Manager and the Members shall be as provided in the Act, except as modified by this Agreement.

                                Article 2 - Name
                                            ----

     The business of the Company shall be conducted under the name "Energy Resources, LLC."

                            Article 3 - Definitions
                                        -----------

     The following terms and phrases used in this Agreement shall have the following meanings:

     "Act" shall mean the Georgia Limited Liability Company Act, Georgia Code Ann. (S)(S) 14-11-100 through 14-11-1109.

     "Affiliate" or a Person "affiliated with" a Member, a partner or member of any Member, or other specified Person (collectively referred to as the "Specified Person") shall mean (i) a Person that directly, or indirectly through one or more intermediaries, or in combination with any other Member, or other Specified Person, controls or is controlled by, or is under the control of the Member or other Specified Person; (ii) a Person of which the Member or other Specified Person is an officer or partner or is the beneficial owner of 10% or more of any class of equity security or interest; (iii) any trust or estate in which the Member or other Specified Person has a beneficial interest or as to which the Member or other Specified Person serves as a trustee or in another fiduciary capacity; and (iv) any spouse, parent, child, brother or sister of the Member or other Specified Person. The term "control"
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means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership, by contract or otherwise.

     "Agreement" shall mean this Amended and Restated Operating Agreement, as amended, modified or supplemented from time to time.

     "Bankruptcy" shall be deemed to have occurred with respect to any Member or Manager, at the time the Member or Manager: (1) makes an assignment for the benefit of creditors; (ii) files a voluntary petition in bankruptcy; (iii) is adjudicated bankrupt or insolvent; (iv) files a petition or answer seeking for the Member or Manager any reorganization, arrangement, composition, readjustment. liquidation. dissolution, or similar relief under any statute, law, or regulation; (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Member or Manager in any proceeding of this nature; (vi) seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of the Member or Manager or of all or any substantial part of the Member's or Manager's property; or (vii) if within 120 days after the commencement of any proceeding against the Member or Manager seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law, or regulation, the proceeding has not been dismissed, or if within 90 days after the appointment without the Member's or Manager's consent or acquiescence of a trustee, receiver, or liquidator of the Member or Manager, or of all or any substantial part of the Member's or Manager's properties, the appointment is not vacated or stayed or within 90 days after the expiration of any stay, the appointment is not vacated.

     "Capital Account" shall mean the individual account maintained for each Member by the Company, calculated pursuant to paragraph 8.5.

     "Capital Contribution" shall mean the money and the fair market value of property (net of liabilities assumed by the Company or to which the property is subject) contributed to the Company by a Member, and as set forth on Annex A.
                                                                     -------
Annex A shall set forth the agreed upon fair market value of each of the assets
-------
(other than cash) contributed to the capital of the Company as determined by the contributing Member and the Company.

     "Cause" shall mean (i) the failure of the Manager to render services to the Company in accordance with such Manager's obligations under this Agreement, which failure amounts to gross neglect of such Manager's duties to the Company;
(ii) the commission by the Manager of any act of fraud or embezzlement against the Company, or (iii) the Manager being convicted of a felony.

     "Code" or "IRC" shall mean the Internal Revenue Code of 1986, as amended, modified or rescinded from time to time, or any similar provision of succeeding law.

     "Disability" shall mean a Manager's inability (as determined by a physician appointed by the Company) due to accident or physical or mental illness, to adequately and fully perform the duties that the Manager was performing for the Company when the disability began. If at any time the physician appointed by the Company makes a determination with respect to a Manager's disability,

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that determination shall be final. conclusive, and binding upon the Company, the
Member or Manager, and their successors in interest.

     "Incapacity" or "Incapacitated" shall mean the adjudicated incompetency or death of an individual Member or Manager, or dissolution of the entity comprising any Member or Manager. and shall also include the death of an individual Member when that Member has transferred all or any part of such Member's Interest to an entity with an extended life (e.g., corporation or trust).

     "Interest" shall mean the entire ownership interest (which may, either for a Member's Capital Account or for a Member's share of Taxable Income, Tax Losses or Net Cash Flow, be expressed as a percentage or in terms of Units of Participation) of a Member in the Company, including the rights and obligations of the Member under this Agreement and the Act.

     "Manager" shall mean the Manager or Managers designated in Article 14, and any additional or replacement Managers elected pursuant to Article 14.

     "Net Cash Flow" shall mean, with respect to any fiscal year, all cash revenues of the Company from business operations during that period (including, without limitation, interest or other earnings on the funds of the Company) less
                                                                            ----
the sum of the following to the extent made from those cash revenues:

          (i) All principal and interest payments on any indebtedness of the Company;

          (ii) All cash expenses incurred incident to the operation of the Company's business; and

          (iii) Funds set aside as reserves for contingencies, working capital, debt service, taxes, insurance or other costs and expenses incident to the conduct of the Company's business which the Manager deems reasonably necessary or appropriate.

     "Person" shall mean an individual, corporation, partnership, limited liability company, joint stock company, trust, association, unincorporated entity, or any division thereof.

     "Representative" shall mean a Person's executor, administrator, committee or analogous fiduciary.

     "Revocable Declaration of Trust" shall mean a trust of which a Member is the grantor and has the power to revoke.

     "Taxable Income" and "Tax Losses," respectively, shall mean the net income or net losses of the Company as determined for federal income tax purposes, and all items required to be separately stated by IRC (S)(S) 702 and 703 and the Treasury Regulations promulgated thereunder.

     "Units of Participation" shall mean the units of participation in the Company set forth on Annex A, which shall reflect a Member's relative ownership
                     -------
Interest in the Company. Annex A shall
                         -------
be amended to reflect any changes in the Members' Units of Participation. Distributions or allocations made in proportion to or in accordance with the Units of Participation shall be based upon relative Units of Participation as of the record date for distributions and in accordance with IRC (S)(S) 706(c) and
(d).

                      Article 4 - Business of the Company
                                  -----------------------

     The business of the Company is to (i) purchase, invest in, hold and sell real estate and securities, (ii) acquire, hold, develop and sell operating businesses, (iii) conduct any other lawful business, and (iv) carry on any and all activities related thereto. It is the intention of the Members that the Company be treated as a partnership for federal, state and local income tax purposes, and the Members agree not to take any position or make any election, in a tax return or otherwise, inconsistent with such treatment; provided,
                                                                --------
however, the filing of federal, state and local tax returns shall not be
-------
construed to create a partnership (other than for tax purposes) among the Members.

                            Article 5 - The Members
                                        -----------

     5.1  Initial Members. The names and business addresses of the Members are
          ---------------
set forth on Annex A.
             -------

     5.2  Additional Members. The Company may admit additional Members from
          ------------------
time-to-time at the election of Members holding a majority of the Units of Participation, upon the terms and for the consideration determined by such Members. Annex A shall be amended to reflect any changes in the Company's
         -------
membership. A prerequisite to admission to membership in this Company shall be the written agreement by the additional Member to be bound by the terms of this Agreement.

     5.3  No Liability of Members or Manager. No Member or Manager shall have
          ----------------------------------
personal liability for the obligations or liabilities of the Company. Except as otherwise specifically provided in this Agreement, no Member, after his admission to the Company, shall be obligated to contribute additional funds or property, or loan money, to the Company.

     5.4  Removal of Members. A Member may be removed from membership in the
          ------------------
Company without such Member's consent only (i) as provided in Article 15 or (ii) upon the vote of Members holding a majority of the Units of Participation. A Member removed from membership pursuant to subsection (ii) of this paragraph 5.4 shall be deemed to have become an Inactive Member in accordance with paragraph 15.1, except that the purchase price of such Inactive Member's Interest shall be 50% of the Contract Price.

     5.5  Fiduciaries as Members. A Member may own an Interest in a fiduciary
          ----------------------
capacity, such as a trustee under a trust instrument, as executor or as a personal representative of an estate or as custodian. Such fiduciary shall have no interest or obligation individually with respect to any such Interests, but shall be considered as acting solely in such fiduciary capacity. If a Member acting in a fiduciary capacity ceases to act as such, the successor Fiduciary shall be a Member in the same

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fiduciary capacity with the same nights and obligations as the predecessor fiduciary. A Person may be a Member in an individual capacity and a Member in one or more fiduciary capacities.

                          Article 6 - Principal Office

     The principal office and place of business of the Company shall be located at 1500 North Big Run Road, Ashland, Kentucky 41102. The Company may have such other or additional offices as the Manager deems advisable.

                                Article 7 - Term
                                            ----

     The term of the Company shall begin on the date the Company's Articles of Organization are filed with the Georgia Secretary of State, and shall continue until dissolution in accordance with the terms of this Agreement.

                     Article 8 - Capital and Contributions
                                 -------------------------

     8.1  Initial Contributions. The Members shall make the initial Capital
                  -------------
Contributions set forth on Annex A.
                           -------

     8.2  Additional Contributions. The Members shall make additional Capital
          ------------------------
Contributions at such times and in such amounts as may be agreed upon by Members holding a majority of the Units of Participation. Annex A shall be amended to
                                                  -------
reflect any additional Capital Contributions.

     8.3  Member Loans. Upon the agreement of Members holding a majority of the
          ------------
Units of Participation, each of the Members shall be obligated to make loans to the Company to fund operating and development costs. The loans shall be made at the prime rate as published from time to time in The Wall Street Journal,
                                                 -----------------------
adjusted quarterly, with interest and principal payable upon the dissolution and winding up of the Company, or at such earlier date as agreed upon by the Members out of Net Cash Flow, after any distribution of Net Cash Flow with respect to the Members' tax liabilities as contemplated by paragraph 9.1. The Members shall be obligated to make such loans pro rata in accordance with their Units of Participation, or otherwise as agreed upon by the Members. All loans shall be made within 10 days after election by the Members to require such loans, or at such other time as is specified by the Members making such election.

     8.4  Interest on Capital. No Member shall be paid interest on any Capital
          -------------------
Contribution or Capital Account.

     8.5  Capital Accounts. A separate Capital Account shall be maintained by
          ----------------
the Company for each Member in accordance with Treas. Reg. (S) 1.704-1(b)(2)(iv). There shall be credited to each Member's Capital Account: (i) the amount of money contributed by such Member to the Company; (ii) the fair market value of property contributed by such Member to the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under IRC (S) 752); and (iii) allocations to such Member of Company income and Gain (or items thereof), including income and gain exempt from tax and income and gain, as computed for book

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purposes, in accordance with Treas. Reg. (S) 1.704-i(b)(2)(iv)(g). Each Member's
                                    ---
Capital Account shall be decreased by: (i) the amount Of money distributed to such Member by the Company; (ii) the fair market value of property distributed to such Member by the Company (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under IRC
(S) 752); (iii) allocations to such Member of expenditures of the Company described in IRC (S) 705(a)(2)(B); and (iv) allocations of loss and deduction
(or items thereof) including loss or deduction, computed for book purposes, as described in Treas. Reg. (S) 1.704-1(b)(2)(iv)(g).

     8.6  Withdrawal and Return of Capital. Except as expressly provided in this
          --------------------------------
Agreement, including paragraph 9.1 with respect to distributions of Net Cash Flow, no Member shall be entitled to withdraw any part of such Member's Capital Contributions or Capital Account, or to receive any distribution from the Company.

     8.7  Revaluation of Company Property. If there shall occur (i) an
          -------------------------------
acquisition of an Interest from the Company for more than a de minimis Capital Contribution, or (ii) a distribution (other than a de minimis distribution) to a Member in redemption of an Interest, then the Company shall revalue the assets of the Company at their then fair market value and adjust the Capital Accounts in the same mariner as provided in paragraph 17.1 in the case of a property distribution. If there is a reallocation pursuant to this paragraph 8.7, then Capital Accounts shall thereafter be adjusted for allocations of depreciation (cost recovery) and gain or loss in accordance with the provisions of Treas. Reg. (S)(S) 1.704-1(b)(2)(iv)(f) and (g), and the Members' distributive shares of depreciation (cost recovery) and gain or loss shall thereafter be computed in accordance with the principles of IRC (S) 704(c) and the regulations promulgated thereunder using the traditional method with curative allocations within the meaning of Treas. Reg. (S) 1.704-3 ) (c).

                           Article 9 - Distributions
                                       -------------

     9.1  Distributions to the Members. Unless otherwise determined by the
          ----------------------------
Manager, the Company's Net Cash Flow shall be retained by the Company for reinvestment in the Company's business, except that, to the extent such Net Cash Flow is available during a taxable year, (i) the Company shall distribute an amount of Net Cash Flow during such taxable year equal to the amount of federal and state income taxes due with respect to the Company's Net Profits for that taxable year, assuming that the Member allocated such Net Profits is taxed on such income at the highest applicable marginal rates for individuals residing in West Palm Beach, Florida who are married and filing jointly, and (ii) the Manager may elect, after the distribution of the amount required in (i) above, to distribute additional Net Cash Flow in repayment of any loans made by the Members to the Company. Distributions of Net Cash Flow shall be made among the Members in accordance with their Units of Participation. "Net Profits" shall mean an amount equal to the Company's Taxable Income for the applicable period.

     9.2  Timing of Distributions. Distributions of Net Cash Flow shall be made
          -----------------------
quarterly to the extent possible, on or prior to the date the Members are required to make estimated tax payments for the previous quarter.

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         Article 10 - Allocation of Profits and Losses for Tax Purposes
                      -------------------------------------------------

     10.1 Allocations to the Members Generally. Taxable Income and Tax Losses
          ------------------------------------
shall be allocated among the Members in accordance with their Units of Participation.

     10.2 Limitation on Losses. Notwithstanding the general allocation of
          --------------------
Taxable Income and Tax Losses described in paragraph 10.1, no Member shall be allocated Tax Losses in excess of the aggregate of such Member's positive Capital Account balance, Company Minimum Gain (within the meaning of Treas. Reg.
(S) 1.704-2(b)(2)), and Member Nonrecourse Minimum Gain (within the meaning of Treas. Reg. (S) 1.704-2(i)(3)), until such time as no Member has a positive Capital Account balance, whereupon subsequent allocations of Tax Losses shall again be allocated among the Members in accordance with their Units of Participation. Furthermore, no Member shall be allocated Tax Losses where it is reasonably anticipated that such Member's Capital Account shall be negative at the end of the fiscal year in which the Tax Losses arise or at the end of the subsequent fiscal year, as a result of distributions of Net Cash Flow during such periods, until such time as no Member would have a positive Capital Account balance after such reasonably anticipated distributions of Net Cash Flow, whereupon subsequent allocations of Tax Losses shall again be allocated among the Members in accordance with their Units of Participation. Tax Losses not allocated to a Member under this paragraph 10.2 shall be reallocated among those Members with positive Capital Account balances in accordance with their Units of Participation.

     10.3 Qualified Income Offset. If a Member receives any adjustment,
          -----------------------
allocation, or distribution described in Treas. Reg. (S)(S) 1.704-1(b)(2)(ii)(d)(4), (5), or (6), then items of Taxable Income shall be specially allocated to such Member in an amount and manner sufficient to eliminate the deficit balance in such Member's Capital Account as quickly as possible. It is the intention of the parties that this provision constitute a "qualified income offset" within the meaning of Treas. Reg. (S) 1.704-1(b)(2)(ii)(d), and this provision shall be so construed.

     10.4 Minimum Gain Chargeback. If there is a net decrease in the Company's
          -----------------------
Minimum Gain (within the meaning of Treas. Reg. (S) 1.704-2(b)(2)) or Member Nonrecourse Minimum Gain (within the meaning of Treas. Reg. (S) 1.704-2(i)(3)) during any fiscal year of the Company, each Member shall be specially allocated, before any other allocations under this Article 10, items of income and gain for such fiscal year (and subsequent fiscal years, if necessary) in an amount equal to such Member's share (determined in accordance with Treas. Reg. (S)(S) 1.704-2(g) and 1.704-2(i)(5), as applicable) of the net decrease in the Company's Minimum Gain or Member Nonrecourse Debt Minimum Gain, as applicable, for such fiscal year, provided, however, that no such allocation shall be required if any of the exceptions set forth in Treas. Reg. (S) 1.704-2(f) apply. It is the intention of the parties that this provision constitute a "minimum gain chargeback" within the meaning of Treas. Reg. (S)(S) 1.704-2(f) and 1.704-2(i)(4), and this provision shall be so construed. Notwithstanding anything in this Agreement to the contrary, the Company's partner nonrecourse deductions (within the meaning of Treas. Reg. (S) 1.704-2(i)(2)) shall be allocated solely to the Member who has the economic risk of loss with respect to the partner nonrecourse liability related thereto in accordance with the provisions of Treas. Reg. (S) 1.704-2(1)(1).

     10.5 Curative Allocations. The allocations set forth in paragraphs 10.2
          --------------------
through 10.4 are intended to comply with certain requirements of the Treasury Regulations (the "Regulatory Allocations").

It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Taxable Income or Tax Losses pursuant to this paragraph 10.5. Therefore, notwithstanding any other provision of this
Article 10 (other than the Regulatory Allocations), the Members shall make such offsetting special allocations of Taxable Income and Tax Losses in whatever manner the Members determine appropriate so that, after such offsetting allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Taxable Income and Tax Losses were allocated pursuant to paragraph 10.1.

     10.6 No Restoration of Deficit Capital Accounts. No Member shall be
          ------------------------------------------
required under any circumstances (either during the period of the Company's operation or upon the Company's dissolution and termination) to restore a deficit in such Member's Capital Account or otherwise, except as otherwise specifically provided in this Agreement, make any contribution of cash or property to the Company without such Member's consent, which may be withheld in such Member's sole and absolute discretion.

     10.7 Contributed Property. In accordance with the rules of IRC (S) 704(c)
          --------------------
and the Treasury Regulations promulgated thereunder, items of income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its fair market value at the time of contribution.

     10.8 Division Among Members. If there is a change in a Member's Interest
          ----------------------
during a fiscal year of the Company, any allocations pursuant to this Article 10 shall be made so as to take into account the varying interests of the Members during the period to which the allocation relates, using the interim closing of the books method for determining such allocations, or upon the unanimous agreement of the Members (including any former Member affected by such allocations), using any method for determining such allocations that is provided in IRC (S) 706(d) and the Treasury Regulations promulgated thereunder.

               Article 11 - Books of Account, Records and Reports
                            -------------------------------------

     11.1 Responsibility for Books of Account and Records. Proper and complete
          -----------------------------------------------
books of account and records shall be kept by the Manager in which shall be entered fully and accurately all transactions and other matters relative to the Company's business as are usually entered into books of account and records maintained by persons engaged in businesses of a like character, including, without limitation, a Capital Account for each Member. The Company's books of account and records shall be prepared in accordance with generally accepted accounting principles, consistently applied, except that the books of account and records shall be kept on the cash basis, except in circumstances in which the Manager determines that another basis of accounting will be in the best interests of the Company. The books of account and records shall, at all times, be maintained at the principal place of business of the Company, and shall be open to the inspection and examination of the Members or their duly authorized representatives during reasonable business hours, and any Member may, at such

Member's own expense, examine and make copies of the books of account and records of the Company.

     11.2 Reports. The Manager may prepare or cause to be prepared, and deliver
          -------
or cause to be delivered to the Members from time to time during each fiscal year, in connection with distributions or otherwise, unaudited statements showing the results of the Company's operations to the date of that unaudited statement.

                            Article 12 - Fiscal Year
                                         -----------

     The fiscal year of the Company shall end on December 1 of each year.

                        Article 13 - The Company's Funds
                                     -------------------

     The Company's funds shall be deposited in such bank account(s), or invested in such interest-bearing or non-interest-bearing investments, as shall be designated by the Manager. All withdrawals from any such bank account(s) shall be made by the Manager. The Company's funds shall be held in the name of the Company and shall not be commingled with those of any other Person.

                     Article 14 - Management of the Company
                                  -------------------------

     14.1 Rights and Duties of the Manager.
          --------------------------------

          (a) The business and affairs of the Company shall be managed by its Manager. Harold Sergent shall be the Company's initial Manager. The Manager shall direct, manage, and control the business of the Company to the best of such Manager's ability. Except for situations in which the approval of the Members is expressly required in this Agreement or by nonwaivable provisions of the Act, the Manager shall have full and complete authority, power, and discretion to manage and control the Company's business, affairs, and properties, to make all decisions regarding those matters, and to perform any and all other acts or activities customary or incident to the Company's management. By acceptance of the position of Manager, the Manager agrees to be bound by and subject to the terms of this Agreement.

          (b) At any time when there is more than one Manager, any one Manager shall have the power to act on behalf of the Company and bind the Company, and actions of the Manager shall be approved by a majority of the Managers then in office.

          (c) The Company shall initially have one Manager. The number of Managers of the Company shall be fixed from time to time by the vote of Members holding a majority of the Units of Participation, but in no instance shall there be less than one Manager. Each Manager shall hold office until such Manager resigns or is removed for Cause, at which time a new Manager shall be elected by the alternative vote of Members holding a majority of the Units of Participation.

          (d) The Manager shall have the responsibility and authority to manage the operations and affairs of the Company.

          (e) The Manager shall not have the authority without the approval of Members holding a majority of the Units of Participation to approve a transaction between the Company and the Manager or an Affiliate of the Manager or otherwise approving a transaction which might involve an actual or potential conflict of interest between the Manager and the Company or the Manager and the Members.

     14.2 Members. No Member shall have the power or authority to bind the
          -------
Company unless the Member has been authorized in writing by the Manager to act as an agent of the Company. Meetings of the Members shall be held at least annually and may be called by any Member upon at least three business days prior written notice to the other Members. Notice may also be communicated in person by telephone. Actions by the Members shall be taken by the affirmative vote of Members holding a majority of the Units of Participation, unless otherwise provided in this Agreement. The vote requirement in the preceding sentence shall supersede any unanimous vote requirement set forth in Georgia Code (S) 14-11-308(b). The notice shall provide the time and place of such meeting, which shall be at the Company's principal office unless the Members unanimously consent to a different location. Meetings may be held by any means of communication by which all Members participating may simultaneously hear each other during this meeting. Actions of the Members may be taken by unanimous written action.

     14.3 Compensation. For any services rendered by a Manager, the Manager
          ------------
shall be entitled to receive fair and reasonable compensation for those services and shall be entitled to receive reimbursement for expenses incurred in performance of those services.

     14.4 Resignation. A Manager shall be deemed to have resigned, effective
          -----------
immediately, upon the Bankruptcy, Disability, or Incapacity of such Manager. Any Manager may voluntarily resign at any time by giving written notice to the Members of the Company. The resignation of any Manager shall take effect upon receipt of that notice or at such later time as shall be specified in the notice; and, unless otherwise specified in the notice, the acceptance of the resignation shall not be necessary to make it effective. The resignation of a Manager who is also a Member shall not affect the Manager's rights as a Member and shall not constitute a withdrawal of a Member.

     14.5 Removal. At a meeting called expressly for that purpose, all or any
          -------
lesser number of Managers may be removed at any time, for Cause, by the affirmative vote of Members holding a majority of the Units of Participation (excluding the Manager's Units of Participation). The Members shall not have the power or right to remove a Manager unless such removal is for Cause.

     14.6 Vacancies. Any vacancy occurring for any reason in the number of
          ---------
Managers of the Company may be filled by the affirmative vote of a majority of the remaining Managers then in office, provided that if there are no remaining Managers, then the vacancies shall be filled by the affirmative vote of Members holding a majority of the Units of Participation (excluding the Interest held by any Manager removed from office pursuant to paragraph 14.5).

     14.7 Time to be Devoted to Business. The Manager shall devote such time to
          ------------------------------
the Company's business as the Manager, in his reasonable discretion, shall deem to be necessary to manage and supervise the Company's business and affairs in an efficient manner; but nothing in this

Agreement shall preclude the employment, at the expense of the Company, of any agent or third party to manage or provide other services in respect of the Company's business.

     14.8 Other Activities and Competition. The Manager shall not be required to
          --------------------------------
manage the Company as his sole and exclusive function and any Member may have other business interests and may engage in other activities in addition to those relating to the Company, including the rendering of advice or services of any kind to Affiliates, other investors and the making or management of other investments. Neither the Company nor any Member shall have any right, by virtue of this Agreement or the relationship created hereby, in or to such other ventures or activities or to the income or proceeds derived therefrom.

     14.9 Liability. The Manager shall not be liable, responsible or accountable
          ---------
in damages or otherwise to the Company or any Member for any action taken or failure to act on behalf of the Company within the scope of the authority conferred on the Manager by this Agreement or by law unless such act or omission was performed or omitted fraudulently or in bad faith or constituted gross negligence.

     14.10     Indemnification. The Company shall indemnify, defend and hold
               ---------------
harmless each Manager and Member (each an "Indemnified Party"), from and against any loss, expense, damage or injury suffered or sustained by such Indemnified Party by reason of any acts, omissions or alleged acts or omissions arising out of such Indemnified Party's activities on behalf of the Company or in furtherance of the interests of the Company, including but not limited to any judgment, award, settlement, reasonable attorney's fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim if the acts, omissions or alleged acts or omissions upon which such actual or threatened action, proceeding or claim is based were for a purpose reasonably believed to be in the best interests of the Company and were not performed or omitted fraudulently or in bad faith or as a result of gross negligence by such Indemnified Party, and were not in violation of the Indemnified Party's fiduciary obligation to the Company. Any such indemnification shall only be from the assets of the Company.

                       Article 15 - Transfer of Interests
                                    ---------------------

     15.1 Bankruptcy; Incapacity.
          ----------------------

          (a) Upon the Bankruptcy or Incapacity of any Member, that Member (an "Inactive Member") or such Inactive Member's Representative shall cease to have any voice in the conduct of the affairs of the Company, and all acts, consents and decisions with respect to the Company shall thereafter be made by the other Members. The Inactive Member shall, nonetheless, remain liable for such Member's share of any contributions or loans to the Company as provided herein, and shall be entitled to receive such Member's share of Taxable Income, Tax Losses and Net Cash Flow.

          (b) For 180 days from and after the date a Member becomes an Inactive Member, the Company and the other Members shall have an irrevocable option to purchase the Inactive Member's Interest. The Company shall have the first option to purchase the Inactive Member's Interest. If the Company does not elect to exercise its option, then the Members shall have the right to purchase such Interest (in proportion to their Units of Participation if more than one Member elects to exercise such option). If the Company or the other Members elect to purchase the Inactive Member's Interest, such party shall notify the Inactive Member or such Inactive Member's Representative of such party's intention to do so within said 180-day period, and the Inactive Member's Interest shall be purchased by the Company, or the other Members in proportion to their respective Units of Participation at that time or in such other proportion as the other Members may mutually agree. The purchase price of an Inactive Member's Interest purchased pursuant to this paragraph 15.1 shall be the Contract Price as defined by paragraph 15.6, and shall be payable at the time and in the manner specified in paragraph 15.7. If the Company and the other Members elect not to purchase the Inactive Member's Interest, then the Inactive Member shall remain as such in accordance with paragraph 15.1(a).

     15.2 Voluntary Withdrawal. A Member may voluntarily withdraw from the
          --------------------
Company upon the giving of 30 days advance written notice to the Company and the remaining Members. Upon the voluntary withdrawal of a Member from the Company (a "Withdrawing Member"), such Withdrawing Member shall cease to be a Member of the Company, and, as a result, shall cease to have any voice in the conduct of the affairs of the Company, and all acts, consents and decisions with respect to the Company shall thereafter be made by the other Members. A Withdrawing Member's Interest in the Company shall be deemed to have been redeemed as of the date of withdrawal. The purchase price payable by the Company for the Withdrawing Member's Interest shall be 50% of the Contract Price, without interest, payable out of the Company's available assets upon the Company's dissolution. The purchase price due to the Withdrawing Member shall be represented by a promissory note of the Company, in such form as shall be reasonably acceptable to the Withdrawing Member, and shall be unsecured.

     15.3 Restrictions on Transfer.
          ------------------------

          (a) Except as provided in paragraph 15.3(e) or this paragraph 15.3(a), no Member shall sell, assign, pledge, hypothecate, bequeath, give away or transfer by operation of law or otherwise all or any part of such Member's Interest (collectively "Transfer"), without obtaining the prior written consent of the Manager (or if the Manager is the transferor, then the prior written consent of the remaining Members holding a majority of the Units of Participation), which consent may be unreasonably withheld. The Manager may in his discretion approve the Transfer of the economic rights associated with the ownership of an Interest, without approving the assignment of an Interest carrying with it the right of the assignee to become a substituted Member. Notwithstanding any of the restrictions set forth in this Article 15, Harold Sergent may Transfer all or any part of his Units of Participation without obtaining the consent of the Manager or the remaining Members, and subject to the restrictions of paragraph 15.3)(b), the assignee of such Interest shall be a substituted Member.

          (b) If the Manager approves the assignment of an Interest, then such assignment shall release the assigning Member from such Member's obligations under this Agreement to the extent that such Member has assigned such Member's Interest; provided that the approved assignee assumes the obligations of the
          --------
assigning Member. The assignment of Units of Participation pursuant to this paragraph 15.3(b) shall confer upon the assignee the right to become a substituted Member, in the following manner and subject to the following conditions:

          (i) Each assignment shall be effective as of the day that the other Members approve of the assignment, or if such approval is not required, then on the day that such Units of Participation are assigned;

          (ii) No assignment will be effective if the assignment would, in the opinion of counsel to the Company, result in the termination of the Company for purposes of the IRC; and

          (iii) No assignment to a minor or incompetent shall be effective in any respect, except that this limitation shall not apply to a transfer in trust for the benefit of a minor or in custodianship under the Uniform Transfers to Minors Act or similar legislation.

          (c) The Transfer of any Member's Interest in violation of this Agreement shall be treated as an unapproved Transfer pursuant to paragraph 15.3(d). Any Member who attempts to Transfer such Member's Interest in violation of this Agreement, whether by operation of law or otherwise, shall be deemed to have become an Inactive Member and shall further be deemed to have granted the Company the option to purchase such Member's Interest at 50% of the Contract Price, subject to the terms of paragraph 15.1(b). If the Manager does not approve of the Transfer of such Member's Interest, then a Member shall not Transfer such Member's Interest and shall continue to be a Member. "Transfer" shall not include (i) a transfer to a Revocable Declaration of Trust (without the admission of such trust as a Member); (ii) a transfer to (but not from) the executor, administrator, or other legal representative of the estate of a deceased Member, (iii) a transfer to the guardian or conservator for a legally adjudicated incompetent Member, or (Iv) a transfer subject to paragraph 15.3(e).

          (d) Unless a transferee is approved by the Manager as a substituted Member, the transferee of an Interest shall have no right to (i) interfere or participate in the management or administration of the Company's business or affairs, (ii) request any information on or an accounting of the Company's transactions, or (iii) inspect the Company's books of account or records. The Transfer of an Interest without approval of the transferee as a substituted Member merely entities the transferee to receive the share of distributions, income and losses to which the transferring Member would otherwise be entitled, and the transferee shall have only those rights specified in the Act. In the event of the Transfer of an Interest without the Manager's approval of the assignment of the rights as a Member, the transferring Member shall remain liable for such Member's obligations under this Agreement.

          (e) If a bona fide offer in writing, signed by the offeror and accompanied by a good certified or bank cashier's check for 10% of the price offered as a good faith deposit shall have been made to a Member for the purchase of such Member's Interest (the "Offeree Member"), and such Member desires to accept the offer, then a true copy of such offer shall be forwarded to the Manager and the other Members. The Company first and then the other Members (in proportion to their Units of Participation, or in such other proportions as they may agree) shall have the right, to be exercised by written notice to such effect within 45 days after receipt of the offer by them, to purchase the Offeree Member's Interest on the same terms and conditions as are contained in the offer. Such notice of acceptance shall set the closing date for the consummation of the transaction, which shall not be later than (i) 30 days from the mailing of such acceptance by them, or (ii) the date of closing in the offer, whichever date is later, and shall also set forth the time and place of closing, which shall be in Ashland, Kentucky, during usual business hours. If the Company and the other Members do not send a notice of acceptance to the Offeree Member within the prescribed time or are not ready, willing, and able to consummate the purchase on the closing date, then the Offeree Member shall have the right to sell his Interest to the offeror, provided that such sale is consummated within 60 days after the 45-day period and provided, further, that such sale is made strictly in accordance with the terms of the offer and on no more favorable terms to the purchaser. The Transfer of an Interest pursuant to this paragraph 15.3(e) shall not entitle the transferee to become a substituted Member unless the assignment of the Interest is approved by the Manager pursuant to 15.3(a). If the assignment of the Interest is not approved by the Manager, then the Transfer shall be treated as a Transfer pursuant to paragraph 15.3(d) without an assignment of membership fights.

     15.4 Rights of a Dissociated Member. The rights and obligations of a
          ------------------------------
dissociated Member under this Article 15 are in lieu of any rights that such Member might otherwise have under the Act. Except as otherwise provided in this Agreement, no occurrence of an event of dissociation of a Member under the Act shall cause a dissociation of such Member from the Company.

     15.5 Assignees/Transferees Bound by this Agreement. Any assignee or Person
          ---------------------------------------------
admitted to the Company as a substituted Member shall be subject to and bound by all provisions of this Agreement as if originally a party to this Agreement.

     15.6 Contract Price.
          --------------

          (a) The "Contract Price" shall equal the Fair Value of the transferring Member's Interest as of the date of the event triggering the sale. The Fair Value shall be determined within 30 days after the event triggering the transfer by agreement among the parties to the transaction, or if no agreement can be reached, then by an appraisal (the appraiser shall be selected in accordance with paragraph 15.6(b)) of the Fair Value of the transferring Member's Interest. "Fair Value" shall be based on the distribution rights with respect to the Interest being transferred or redeemed, taking into account the terms of this Agreement and restrictions on such Member's Interest as set forth in this Agreement and the Act.

          (b) The parties shall attempt to agree on the selection of an appraiser. If the parties cannot agree on an appraiser, then the Member (or such Member's Representative) whose Interest is being transferred shall select a qualified appraiser and the Company (at the direction of the Manager or the remaining Members if the Manager's Interest is being transferred) shall select a second qualified appraiser. The two appraisers shall then select a third qualified appraiser. The two appraisers selected by the transferring Member and the Company shall prepare appraisals of the Fair Value, and shall present those appraisals to the third appraiser. The third appraiser acts as an arbitrator and determines the Fair Value by selecting either (i) one of the two appraisals presented, or (ii) a value between the two appraisals presented. If the Members use one appraiser, then the cost of the appraiser shall be split between the transferring Member and the Company. If the Members use three appraisers, then:

(A) the cost of the appraiser selected by the transferring Member and one-half of the cost of the third appraiser shall be borne by the transferring Member; and (B) the cost of the appraiser selected by the Company and one-half of the cost of the third appraiser shall be borne by the Company. The decision of the appraiser or appraisers shall be final and binding upon the Members and the Company.

     15.7 Time and Manner of Payment.
          --------------------------

          (a) Any Interest transferred to the Company or the other Members pursuant to this Article 15 (other than pursuant to paragraph 15.2 or 15.3(e)) shall be paid for, at the purchaser's option, either (i) all in cash at the time the Interest is transferred, or (ii) by a down payment computed in accordance with paragraph 15.7(b) and delivery of a promissory note signed by the purchaser(s) for the balance of the Contract Price. The closing on the transfer of any Interest shall occur within 30 days after determination of the Contract Price, unless otherwise specified herein or in that option or offer.

          (b) If the other Members or the Company elect(s) the second option in paragraph 15.7(a), then such Persons shall pay as a down payment 10% of the Contract Price. The remaining unpaid portion of the Contract Price shall be represented by a promissory note of such Persons, in such form as shall be acceptable to the transferring Member, and providing for four equal annual installments of the remaining unpaid portion of the Contract Price, each installment due on the anniversary of the transfer of the Interest. That promissory note shall provide for the payment of interest with each payment of principal on the unpaid portion of that promissory note from time to time, at the prime rate as published in The Wall Street Journal, from time to time,
                               -----------------------
adjusted each January 1 and July 1, compounded semi-annually. The promissory note shall be secured by a perfected pledge of the transferred Interest, pursuant to the terms of a pledge agreement in a form reasonably satisfactory to the transferring Member or such Member's Representative.

                    Article 16 - Dissolution of the Company
                                 --------------------------

     The happening of the following event shall, as provided below, cause a dissolution of the Company:

          (a) Subject to dissolution and termination of the Company pursuant to
Article 18, upon the written consent of Members holding a majority of the Units of Participation authorizing the dissolution of the Company.

     No event of dissociation of a Member or a Manager under the Act or event of dissolution under the Act shall cause a dissolution of the Company.

        Article 17 - Winding Up; Liquidating Distributions; Termination
                     --------------------------------------------------

     17.1 Winding Up.
          ----------

          (a) In the event of the dissolution of the Company for any reason, then the Members or their successors shall commence to wind up the affairs of the Company and to liquidate the Company's assets. The Members shall continue to share profits and losses during the period of liquidation in accordance with Article 10. The Members shall determine whether the Company's assets are to be sold or distributed to the Members in dissolution of the Company. If the Company's assets are distributed to the Members, then all such assets shall be valued at their then fair market value as determined by the Members and the difference, if any, of such fair market value over (or under) the adjusted basis of such assets to the Company shall be credited (or charged) to the Capital Accounts of the Members in accordance with Article 10. Fair market value shall be used for purposes of determining the amount of any distribution to a Member pursuant to paragraph 17.2.

          (b) If the Members are unable to agree on the fair market value of any Company asset, then the fair market value shall be determined by a qualified independent appraiser selected by the Members, or, if no appraiser can be agreed upon by the Members, then selected by the Company's regularly employed accounting firm.

     17.2 Liquidating Distributions. Subject to the right of the Members to set
          -------------------------
up such cash reserves as may be deemed reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company, the proceeds of the liquidation and any other funds of the Company shall be distributed to:

          (a) Creditors, in the order of priority as provided by law, including, to the extent permitted by law, Members who are creditors,

          (b) The Members for any unpaid distributions;

          (c) The Members in proportion to their respective Capital Accounts until they have received an amount equal to their Capital Accounts immediately prior to such disposition, but after adjustment for gain or loss with respect to
                               -----
the disposition of the Company's assets incident to the dissolution of the Company and the winding up of its affairs, whether or not the distribution occurs prior to the dissolution of the Company; and

          (d) The Members in accordance with their Units of Participation.

     17.3 Rights of the Members. Each Member shall look solely to the Company's
          ---------------------
assets for all distributions with respect to the Company, his Capital Contribution (including the return thereof), and share of profits, and shall have no recourse therefor (upon dissolution or otherwise) against any other Member.

     17.4 Termination. Upon complete liquidation of the Company and distribution
          -----------
of all Company funds, the Company shall terminate.

                     Article 18 - Special Power of Attorney
                                  -------------------------

     18.1 Granting of Power of Attorney. Concurrently with the execution of
          -----------------------------
written acceptance and adoption of the provisions of this Agreement, each Member grants to the Manager a special power of attorney constituting and appointing the Manager as the attorney-in-fact for such

Member, with power and authority to act in his name and on his behalf to execute, acknowledge and swear to in the execution, acknowledgment and filing of documents, which shall include, by way of illustration but not of limitation, the following:

          (a) This Agreement, any separate articles or certificates of limited liability company, as well as any amendments to the foregoing which, under the laws of the State of Georgia or the laws of any other state, are required to be filed or which the Manager deems to be advisable to file;

          (b) The Company's redemption of a Member's Interest pursuant to
Article 15;

          (c) Any other instrument or document which may be required to be filed by the Company under the laws of any state or by any governmental agency, or which the Manager deems advisable to file; and

          (d) Any instrument or document which may be required to effect the continuation of the Company, the admission of an additional or substituted Member, or the dissolution and termination of the Company (provided such continuation, admission or dissolution and termination are in accordance with the terms of this Agreement), or to reflect any reductions in amount of contributions of the Members.

     18.2 Nature of Power of Attorney. The special power of attorney to be
          ---------------------------
concurrently granted by each Member:

          (a) Is a special power of attorney coupled with an interest, is irrevocable, shall survive the death or dissolution of the granting Member, and is limited to those matters herein set forth;

          (b) May be exercised by the Manager acting alone for each Member by a facsimile signature of the Manager or by listing all of the Members executing any instrument with a single signature of the Manager acting as an attorney-in-fact for all of them; and

          (c) Shall survive an assignment by a Member of all or any portion of such Member's Interest except that, where the assignee of an Interest owned by a Member has been approved by the Members for admission to the Company as a substituted Member, the special power of attorney shall survive such assignment for the sole purpose of enabling the Manager to execute, acknowledge and file any instrument or document necessary to effect such substitution.

                           Article 19 - Miscellaneous
                                        -------------

     19.1 Notices. All notices, approvals, consents and demands required or
          -------
permitted under this Agreement shall be in writing and sent by hand delivery, facsimile, overnight mail, certified mail or registered mail, postage prepaid, to the Members and Managers at their addresses as shown from time to time on the records of the Company, and shall be deemed given when delivered by hand delivery, transmitted by facsimile or mailed by overnight, certified or registered mail. Any Member or Manager may specify a different address by notifying the other Members and Managers and the Company in writing of the different address.

     19.2 Governing Law. This Agreement and the rights of the parties to this
          -------------
Agreement shall be governed by and interpreted in accordance with the laws of the State of Georgia, without regard to its conflicts of law principles.

     19.3 Benefit and Binding Effect. Except as otherwise specifically provided
          --------------------------
in this Agreement, this Agreement shall be binding upon and shall inure to the benefit of the parties to this Agreement, and their legal representatives, heirs, administrators, executors, successors and permitted assigns. Except as otherwise specifically provided in this Agreement, no Manager may assign his rights and obligations under this Agreement without the unanimous consent of the Members.

     19.4 Pronouns and Number. Wherever from the context it appears appropriate,
          -------------------
each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, feminine or neuter gender shall include the masculine, feminine and neuter gender.

     19.5 Headings: Annexes and Schedules. The headings contained in this
          -------------------------------
Agreement are inserted only as a matter of convenience, and in no way define, limit or extend the scope or intent of this Agreement or any provision of this Agreement. The Annexes and Schedules to this Agreement are incorporated into this Agreement by this reference and expressly made a part of this Agreement.

     19.6 Partial Enforceability. If any provision of this Agreement, or the
          ----------------------
application of any provision to any Person or circumstance shall be held invalid, illegal or unenforceable, then the remainder of this Agreement, or the application of that provision to Persons or circumstances other than those with respect to which it is held invalid, illegal or unenforceable, shall not be affected thereby.

     19.7 Previous Agreements. This Agreement shall supersede ail previous
          -------------------
agreements of the parties to this Agreement with respect to the matters to which this Agreement pertains.

     19.8 Certificates. Interests in the Company shall be evidenced by
          ------------
certificates that identify the number of units held by such Member. The total number of such units authorized to be issued shall be 10,000. The total number of issued and outstanding units shall equal 100% of the membership interests in the Company.

     19.9 Enforcement. In the event of a breach or threatened breach by a Member
          -----------
or Manager of any of the provisions of this Agreement, the Company shall be entitled to obtain a temporary restraining order and temporary and permanent injunctive relief without the necessity of proving actual damages by reason of such breach or threatened breach, and to the extent permissible under the applicable statutes and rules of procedure, a temporary injunction or restraining order may be granted immediately upon the commencement of any such suit and without notice. Nothing in this Agreement may be construed as prohibiting the Company from pursuing any other remedy or remedies, including without limitation, the recovery of damages. The Company shall have the right to set off any such damages against any amounts otherwise payable by it to the Member or Manager under this Agreement or otherwise. Each Member and Manager further covenants and agrees to indemnify and hold the Company harmless from and against all costs and expenses, including legal or other professional fees and expenses incurred by the Company in connection with or arising out of any proceeding instituted by the Company against the Member or Manager to enforce the terms and provisions of this Agreement if the Company is successful in whole or in part in such proceeding.

     19.10     Scope. If any one or more of the provisions of this Agreement
               -----
shall for any reason be held to be excessively broad as to time, duration, geographical scope, activity, or subject, each